UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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MARKET VECTORS ETF TRUST
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Exchange Traded Concepts Trust

Yorkville High Income MLP ETF (YMLP)

Yorkville High Income Infrastructure MLP ETF (YMLI)

December 21, 2015

Dear Shareholder,

I am writing to inform you about an upcoming special meeting of shareholders of the Yorkville High Income MLP ETF (YMLP) and the Yorkville High Income Infrastructure MLP ETF (YMLI) (the “Funds”), for which Exchange Traded Concepts (“ETC”) serves as investment adviser, and to request your vote for the items on the ballot for this meeting.

Earlier this year, ETC, Yorkville ETF Advisors, LLC and Van Eck Associates Corp. (VEAC) the advisor to the Market Vectors ETF Trust, signed an Asset Purchase Agreement whereby VEAC would become the advisor to YMLP and YMLI going forward. This process involves a reorganization of the two Funds from Exchange Traded Concepts Trust to the Market Vectors ETF Trust. That is what you are being asked to approve at this time.

VEAC is a highly respected investment advisor that has been managing client assets for more than 50 years. With over $20 billion in assets in their ETF’s, VEAC is one of the largest ETF providers in the country. We believe that under their care and stewardship the Funds will be in very good hands and are excited about this transition.

Please understand that the indices tracked by the Funds are not changing and the Funds’ fees are not changing. Further, this transaction is expected to be non-taxable and you will not incur any costs associated with the reorganizations. Your current shares of YMLP and YMLI will simply be redeemed on the specified date and, on that date, you will receive shares of the corresponding fund in the Market Vectors ETF Trust (and cash for fractional shares) having the same aggregate net asset value as the shares redeemed.

If you have received this mailing, you were a shareholder of record as of December 21, 2015 of one or both of the Funds. You are entitled to vote at the shareholder meeting and any adjournments of that meeting. The Trust’s Board of Trustees recommends that you vote in FAVOR of the proposals.

You can vote any one of these four ways:

•	By mail with the enclosed proxy card - be sure to sign, date and return it in the enclosed postage-paid envelope;
•	Through the website listed on the proxy voting instructions enclosed;
•	By telephone using the toll-free number listed in the proxy voting instructions; or
•	In person at the shareholder meeting on January 19, 2016 at 10:00 a.m. Eastern Time.

We encourage you to please vote through the website or telephone numbers provided, using the voting control number that appears on your proxy card enclosed. Your vote is extremely important to us. If you have questions, please call 1-866-296-8019.

Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time.

We appreciate your support and prompt response in this matter and thank you for being a shareholder of the Funds.

Respectfully,

J. Garrett Stevens

Chief Executive Officer

PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY CARD IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE, ALONG WITH INSTRUCTIONS ON HOW TO VOTE OVER THE INTERNET OR BY TELEPHONE SHOULD YOU PREFER TO VOTE BY ONE OF THOSE METHODS.